PRELIMINARY FIRST QUARTER 2026 FINANCIAL RESULTS

Preliminary Financial Results for the First Quarter Ended March 31, 2026

While the financial closing and financial statement preparation process of Allbirds, Inc. (the “Company”, “our”, “us”, or “we”) is in its preliminary stages, the Company currently expects the following unaudited preliminary financial results for the first quarter ended March 31, 2026:

	Preliminary March 31, 2026 Results (unaudited)
	(Dollars in thousands)
Net revenue $	$22,321	+/- $1.0M
Cost of revenue $	$16,113	+/- $1.0M
Gross profit $	$6,208	+/- $1.0M
Gross margin %	27.8%	+/- 450bps
Operating expense $	$27,112	+/- $2.0M
Net loss $	$(19,589)	+/- $3.0M
Adjusted EBITDA $	$(16,067)	+/- $2.0M

As of March 31, 2026 the Company had cash and cash equivalents of $14.4 million.

The Company currently expects that our final first quarter results will be within the ranges described above. The anticipated preliminary financial results referred to herein are based on management’s preliminary, unaudited analysis of the Company’s financial performance as of the date hereof. As of the date hereof, our results for the fiscal quarter ended March 31, 2026 have not been completed and the Company has not completed its quarter end procedures for such periods. These estimates are preliminary and inherently uncertain and subject to change as we finalize our results of operations for the fiscal quarter ended March 31, 2026. During the course of our quarter-end review process, the Company may identify items that would require it to make adjustments, which may be material, to the information presented above. The preliminary estimates presented above should not be viewed as a substitute for condensed consolidated interim financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The above statements do not present all information necessary for an understanding of our results of operations for the fiscal quarter ending March 31, 2026. Accordingly, undue reliance should not be placed on these preliminary financial results. These preliminary financial results for the three months ended March 31, 2026 are not necessarily indicative of the results to be achieved for the full fiscal year or any future period.

The preliminary financial data included herein has been prepared by, and is the responsibility of, the Company’s management. Deloitte & Touche, LLP has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.

Use of Non-GAAP Financial Measures

The above table includes references to adjusted EBITDA which is a non-GAAP financial measure. We believe that providing this non-GAAP financial measure, when reviewed in conjunction with GAAP financial measures, and not in isolation or as a substitute for analysis of our results of operations under GAAP, is useful to investors as it is a widely used measure of performance, and the adjustments we make to this non-GAAP financial measure may provide investors further insight into our profitability and additional perspectives in comparing our performance to other companies and in comparing our performance over time on a consistent basis. This non-

GAAP financial measure should not be considered as an alternative to net loss as calculated and presented in accordance with GAAP.

Adjusted EBITDA is defined as net loss before stock-based compensation expense, depreciation and amortization expense, impairment expense, restructuring expense (consisting of professional fees, personnel and related expenses, and other related charges resulting from our strategic initiatives), other income or expense (consisting of non-cash gains or losses on foreign currency, non-cash gains or losses on sales of property and equipment, and non-cash gains or losses on modifications or terminations of leases), interest income or expense, and income tax provision or benefit.

Other companies, including companies in our industry, may calculate this adjusted financial measure differently, which reduces its usefulness as a comparative measure. Because of these limitations, we consider, and investors should consider, these adjusted financial measures together with other operating and financial performance measures presented in accordance with GAAP.

The following tables present a reconciliation of adjusted EBITDA to its most comparable GAAP measure, net loss, for the periods indicated:

	Three Months Ended March 31, 2026 (unaudited)
	(Dollars in thousands)
Net loss	$(19,589)	+/- $3.0M
Add (deduct):
Stock-based compensation expense	1,166
Depreciation and amortization expense	1,375
Impairment expense	1,016
Restructuring expense	1,280
Other income	(2,207)
Interest expense	842
Income tax provision	50
Adjusted EBITDA	$(16,067)	+/- $2.0M

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of federal securities laws. These statements are based on management's current beliefs, assumptions, and information, and include all statements other than historical facts—such as statements regarding future financial performance, profitability, cost savings, business strategy, and objectives of management. Forward-looking statements can often be identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "project," "target," "will," or similar expressions.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including: unfavorable economic conditions; our ability to execute our growth strategy and achieve financial targets; our ability to obtain additional capital; impairment of long-lived assets; competitive pressures; our reliance on materials innovation and sustainable practices; our ability to attract and retain customers; the impact of climate change; our ability to anticipate consumer preferences; and cybersecurity risks.

A further discussion of these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in the filings we make with the SEC, including our Quarterly Report on Form 10-K for the year ended December 31, 2025, and other reports we may file with the SEC from time to time. These forward-looking statements speak only as of the date of this press release, and we undertake no obligation to update them except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in or expressed by, and you should not place undue reliance on our forward-looking statements.